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                                                                    Exhibit 99.1

                              FOR IMMEDIATE RELEASE

For:   Evans Bancorp, Inc.:                        Contact:  Mark DeBacker, CFO
       14-16 North Main Street                     Phone:    (716) 549-1000
       Angola, New York  14006                     Fax:      (716) 549-0720

          EVANS BANCORP ANNOUNCES 2001 NET INCOME OF $2.6 MILLION AND
                   FOURTH QUARTER NET INCOME OF $0.5 MILLION

ANGOLA, N.Y.--JANUARY 29, 2002 - Evans Bancorp, Inc. (Nasdaq: EVBN) the holding company for Evans National Bank, a commercial bank with seven branches in Western New York, and approximately $249 million in assets, today reported earnings growth for 2001, excluding the impact of a one-time item in 2000.

2001 PERFORMANCE HIGHLIGHTS:
 o TOTAL DEPOSIT GROWTH FOR 2001 OF 9.4 PERCENT
 o GROSS LOANS INCREASED BY 10.8 PERCENT FOR THE FULL YEAR
 o NET INTEREST INCOME GREW BY 6.2 PERCENT FOR THE YEAR
 o NET INCOME OF $2.6 MILLION OR $1.17 PER SHARE

Net income was $2.6 million or $1.17 per share for the year ended December 31, 2001 as compared to $3.2 million or $1.47 per share for the year ended December 31, 2000. However, the 2000 earnings reflected a one-time receipt of approximately $1.4 million in life insurance proceeds. Excluding the effect of the 2000 life insurance proceeds, 2000 net income was $1.8 million or $0.84 per share and net income grew by approximately $0.7 million or 40.0% in 2001, compared to 2000.

Net Income for the three months ended December 31, 2001 was $0.5 million or $0.25 per share as compared to $1.3 million or $0.61 per share for the same time period in 2000. The fourth quarter of 2000 reflected the one-time receipt of life insurance proceeds of approximately $1.4 million and the impact of the Bank's continuing assessment of the loan loss reserve in consideration of growth trends in commercial loans as well as local and regional economic conditions.

All per share results reflect the 5 for 4 stock split distributed in June 2001.

"I'm pleased with our strong 2001 net income which increased by 40 percent over 2000 results, excluding the one-time receipt of life insurance proceeds of approximately $1.4 million," said James Tilley, President. "Our net interest income increased by more than six percent despite unprecedented interest rate volatility. Non-interest income, excluding a one-time receipt of life insurance proceeds in 2000, improved by more than 100 percent reflecting increased revenues from the M&W Agency that we acquired in September 2000. Additionally, we took the important step of listing our stock on the Nasdaq National Market which provided increased liquidity for our shares and a foundation for building long-term shareholder value."

M&W Agency Inc. has contributed approximately $0.3 million to net income for the year ended December 31, 2001 as compared to $0.05 million in 2000. These net income amounts do not include the effect of goodwill amortization expense recorded by the holding company of $0.3 million in 2001 and $0.1 million in 2000. M&W Agency has accounted for a significant portion of the Company's increase in non-interest income and non-interest expense since its purchase in September 2000.


"We feel that M&W Agency has blended well and believe we are better positioned to serve our customers with the added services that they offer," said Tilley.

The Bank's net interest margin, a measure of net interest income relative to average assets, for the year ended December 31, 2001 was 4.20% as compared to 4.43% for 2000. The decrease is partly attributable to the impact on the Bank's rate-sensitive assets by the Federal Reserve decreasing short-term interest rates 11 times for a cumulative impact of 475 basis points during 2001.

This decrease in the net interest margin was offset by loan growth during 2001. Total gross loans have increased to $143.9 million at December 31, 2001, reflecting a 3.0% or $4.2 million increase for the quarter and 10.8% or $14.1 million increase for the year. Net loans (loans after provision for loan losses) have increased to $142.5 million at December 31, 2001, reflecting a 3.0% or $4.1 million increase for the quarter and 10.6% or $13.7 million increase for the year. The Bank continued to increase its commercial loan business in 2001. Commercial loans increased to $95.4 million at December 31, 2001, reflecting 4.8% or $4.4 million increase for the quarter and 18.0% or $14.6 million increase for the year.

Total deposits increased to $204.3 million at December 31, 2001 reflecting a 4.5% or $8.7 million increase for the quarter and 9.4% or $17.6 million increase for the year. Core deposits (all deposits excluding time deposits greater than $100,000) increased to $176.8 million, reflecting a 7.6% or $12.5 million increase for the quarter and 13.3% or $20.8 million increase for the year.

Net interest income increased $0.5 million, or 6.2%, for the year ended December 31, 2001 as compared to the year ended December 31, 2000. For the quarter ended December 31, 2001, net interest income increased $0.2 million or 11.0% over the same time period in 2000.

Attached are Condensed Statements of Income and Balance Sheets for Evans Bancorp, Inc.

Evans Bancorp, Inc. is the holding company for Evans National Bank, a commercial bank with seven branches located in Western New York, which has in excess of $249.1 million in assets and in excess of $204.3 million in deposits at December 31, 2001. Evans National Bank also owns M&W Agency, Inc., a retail property and casualty insurance agency with eight offices in Western New York, and ENB Associates, Inc. which provides non-deposit investment products. Evans Bancorp, Inc. common stock has been listed on the Nasdaq National Market since July 9, 2001 under the symbol EVBN, and presently there are five market makers for the stock.

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future business, revenues and earnings. There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements. Information on factors that could affect the Company's business and results is discussed in the Company's periodic reports filed with the Securities and Exchange Commission.


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EVANS BANCORP, INC.
CONDENSED STATEMENTS OF INCOME
UNAUDITED
($000S) EXCEPT PER SHARE DATA

                                         YEAR ENDED DECEMBER 31,         QUARTER ENDED DECEMBER 31,
                                           2001         2000                 2001          2000
                                          ------       ------               ------        ------
Net Interest Income                       $9,110       $8,580               $2,268        $2,044

Provision for loan losses                    420          689                  111           469

Non-interest income                        4,545        3,667                1,085         2,298

Non-interest expense                       9,548        7,554                2,468         2,416
                                          ------       ------               ------        ------

Income before income taxes                 3,687        4,004                  774         1,457

Income taxes                               1,108          781                  224           107
                                          ------       ------               ------        ------

Net Income                                $2,579       $3,223               $  550        $1,350
                                          ======       ======               ======        ======

Earnings per share  *                     $ 1.17       $ 1.47               $ 0.25        $ 0.61

------
* All per share data reflects the 5 for 4 stock split distributed in June 2001.


EVANS BANCORP, INC.
CONDENSED BALANCE SHEETS
UNAUDITED
($000S)

                                                     DECEMBER 31,     DECEMBER 31,
                                                        2001             2000
                                                     ------------     ------------
Assets
   Securities                                         $ 84,065          $ 73,121
   Loans, net                                          142,469           128,779
   Other Assets                                         22,619            22,649
                                                      --------          --------

Total assets                                          $249,153          $224,549
                                                      ========          ========

Liabilities
   Deposits                                           $204,260          $186,701
   Other Liabilities                                    17,932            12,669
                                                      --------          --------

Total liabilities                                      222,192           199,370
Total stockholders' equity                              26,961            25,179
                                                      --------          --------

Total liabilities and stockholders' equity            $249,153          $224,549
                                                      ========          ========
